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                                                                  TYPE> EX 10.43

                              RESIGNATION AGREEMENT


                  This Resignation Agreement (this "Agreement") is entered into as of September 7, 2000, by and between ROGER H. BALLOU (the "Executive") and GLOBAL VACATION GROUP, INC., a New York corporation (the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the Company, Thayer Equity Investors III, L.P. ("Thayer") and Executive are parties to a Senior Management Agreement, dated March 30, 1998, as amended (the "Management Agreement");

                  WHEREAS, the Executive currently serves as Chairman, President and Chief Executive Officer of the Company; and

                  WHEREAS, the Company and the Executive desire to enter into this Agreement to provide for the terms and conditions by which the Executive's employment with the Company will cease as of September 7, 2000 (the "Resignation Date").

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE I
                       TERMS AND CONDITIONS OF RESIGNATION

                  1.1 RESIGNATION OF EXECUTIVE. The Company and the Executive hereby agree that the employment of Executive as Chairman, President and Chief Executive Officer of the Company shall cease as of the Resignation Date and that Executive shall be deemed to have resigned without "Good Reason" (as such term is defined in the Management Agreement) as of such date. The Executive also resigns, effective as of the Resignation Date, from all positions, including directorships, which Executive may have in the Company and its Subsidiaries, including without limitation, Friendly Holidays, Inc., Island Resort Tours, Inc., International Travel & Resorts, Inc., Classic Custom Vacations, Global Vacation Management Company, GVG Technology, Inc., Sunshine Vacations, Inc., Haddon Holidays, Inc., Globetrotter Vacations, Inc., GVG Finance Company and Globetrotters, Inc. By execution of this Agreement, the Executive hereby acknowledges that he has resigned without Good Reason effective as of the Resignation Date.

                  1.2 SEVERANCE PAY FOR EXECUTIVE. Except as otherwise provided below, the parties hereby agree that Executive shall be owed severance payments (the "Severance Payments") equal to an aggregate of One Hundred Sixteen Thousand Six


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Hundred Sixty-Seven Dollars ($116,667), less applicable withholding as determined by the Company and less any salary previously paid to Executive for the month of September 2000. Except as otherwise provided below, the Severance Payments shall be payable in equal bi-weekly installments from the Company commencing on the Company's first normal payroll date following the Resignation Date and continuing for a period of twelve (12) months ending on September 1, 2001 (the "Severance Period"). In addition, to the extent permitted under the Company's medical plans during the Severance Period, Executive shall also be entitled to receive any medical benefits currently provided by the Company to Executive that remain available to other Company executives under the Company's medical plans or, if coverage is not permitted under the Company's medical plans, then the Company shall pay Executive's COBRA coverage for the Severance Period (collectively, the Severance Payments and the other benefits provided hereunder are referred to as the "Severance Benefits"). All computers, automobiles, cell phones or other items provided or leased by the Company to the Executive shall be returned by the Executive to the Company in good working order within five days after the Resignation Date; provided, however, that Executive shall have 30 days to purchase his automobile from the applicable rental car company for fair market value so long as no adverse effect to the Company will occur in the Company's benefits from or relationship with such rental car company as a result thereof. The Company shall have no obligation to pay the Executive any sums, including any attorney's fees, except as provided in this Section 1.2.

                  1.3 OPTIONS. Notwithstanding anything to the contrary contained in any stock option agreements between the Company and Executive, all stock options whether vested or unvested (potentially exercisable for 393,689 shares) held by Executive with respect to the common stock of the Company (the "Common Stock") shall terminate effective as of the Resignation Date.

                  1.4 STATUS OF MANAGEMENT AGREEMENT. The Management Agreement is hereby terminated and, except for Executive's rights as a shareholder of the Company, all obligations between Executive and the Company as well as any benefits to Thayer are hereby governed by this Agreement.

                  1.5      MUTUAL RELEASE.

                           (a)      Except in connection with the obligations of
the parties under this Agreement, for which no release is granted until such obligations are satisfied in full according to the terms hereof, and except for any actions or omissions which constitute gross negligence or fraud, Executive on the one hand and the Company on the other hand, hereby remise, release and forever discharge the other and their successors, assigns and affiliates from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckoning, contracts, controversies, agreements, liabilities, promises, damages, judgments, claims or demands of whatsoever kind or nature, in law or in equity which


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either the Executive on the one hand and the Company on the other hand, may have against the other from the beginning of time to the date hereof.

                           (b)      These releases shall include, subject to the
limitations set forth in (a) above, by way of example and not limitation, all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind which arise out of, relate, or are based on (i) Executive's employment with the Company and its Subsidiaries or the resignation thereof, (ii) statements, acts or omissions by Company and its agents (whether actual or apparent), employees or representatives whether in their individual or representative capacities, (iii) express or implied agreements or contacts between the parties, and (iv) the Civil Rights Act of 1866, 1964, and 1991, the Employee's Income Retirement Security Act of 1974, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, and all other state and federal statutes.

                  1.6      WARRANTIES.

                  (a) EXECUTIVE WARRANTIES. Executive warrants and represents as follows:

                                    (i)      He has read this Agreement, and
                  agrees to the conditions and obligations set forth in it;

                                    (ii)     He has had a reasonable time to
                  consider the terms of this Agreement after being advised by Company to seek legal counsel;

                                    (iii)    With respect to the general release
                  in Section 1.5, he agrees and understands that he is specifically releasing all claims under the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. He further understands that he has at least twenty-one (21) days to consider the release of such claims; that if he signs this Agreement, he may revoke it within seven (7) days after signing; and that this Agreement shall not be enforceable until the seven-day revocation period has expired without revocation. Revocation can be made by delivering a written notice of revocation to Larry Gilbertson, Global Vacation Group, Inc., 1420 New York Avenue, N.W., Suite 525, Washington, D.C. 20004. For such revocation to be effective, notice must be received no later than 5:00 p.m. on the seventh calendar day after he signs this Agreement;

                                    (iv)     He has not assigned any of his
                  rights or interests under this Agreement, the Management Agreement, or any other agreement or arrangement between him and the Company;

                                    (v)      He voluntarily executes this
                  Agreement after having had full opportunity to consult with legal counsel and without being



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                  pressured or influenced by any statement or representation of any person acting on behalf of Company including the officers, agents and attorneys for Company; and

                                    (vi)     He has full and complete legal
                  capacity to enter into this Agreement.

                           (b)      COMPANY WARRANTIES.

                                    (i)      The execution, delivery and
                  performance of this Agreement has been duly authorized by all necessary corporation action of the Company, and this Agreement has been duly and validly executed and delivered by the Company and it constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms; and

                                    (ii)     The Company has not assigned any of
                  its rights or interests under this Agreement, the Management Agreement or any other agreement or arrangement between the Company and the Executive.

                  1.7      CONSENT TO SALE OF STOCK; REPAYMENT OF NOTE.

                           (a)      The Company hereby consents to the sale by
the Executive of 370,000 shares of Common Stock to an affiliate of Three Cities Research Inc. ("Three Cities") pursuant to that certain Stock Purchase Agreement attached as Exhibit A hereto (the "Stock Sale") and the Company agrees to waive any fine payable by the Executive for his Resignation without Good Reason. The Executive hereby agrees (i) to repay in full to the Company all remaining principal and accrued interest on that certain promissory note dated April 24, 1999 in the initial principal amount of $1,208,000 (the "Ballou Note") and (ii) not to transfer any of the remaining 49,312 shares of Common Stock owned by the Executive which were acquired pursuant to the Management Agreement ("Retained Shares") except as provided in Section 1.8 below. The aggregate current principal balance on the Ballou Note (estimated to be approximately $935,000) shall be reduced by a pro rata portion of the loan forgiveness provided in
Section 13(c) of the Management Agreement for the portion of the 12 month period ending March 16, 2001 served by Executive through the Resignation Date (175/365 x 10.56% x maximum principal amount of the Ballou Note ever outstanding). On the Resignation Date, the Executive shall repay in full all such outstanding principal, together with accrued interest (estimated to be approximately $28,000), on the Ballou Note from the proceeds of the Stock Sale.

                           (b)      Executive represents and warrants that:

                                    (i)      He has full right, power and
authority to enter into and perform this Agreement and to sell, transfer and assign the stock to be sold to Three Cities in the Stock Sale contemplated above;


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                                    (ii)     He is the sole beneficial owner of
the Retained Shares, free and clear of all liens, claims and encumbrances; and

                                    (iii)    His execution, delivery and
performance of this Agreement will not violate any agreement binding on him.

                  1.8 RETAINED COMPANY SHARES. Until the earlier of (i) a Sale of the Company (as defined in the Management Agreement) and (ii) April 1, 2005, the Executive shall not sell, transfer, assign, pledge or convey any of the Retained Shares except with the prior written consent of the Board.

                  1.9 POST-EMPLOYMENT RELATIONSHIP. Following the Resignation Date, Executive agrees that, at the request of the Company's new Chairman of the Board or its new Chief Executive Officer, he will provide advice and consultation to the Company with respect to any matters mutually approved by the Executive and the Company. In addition, nothing contained herein or in the Management Agreement or this Agreement shall prohibit Executive from acting as a consultant to Thayer or an Affiliate of Thayer during the Noncompete Period.

                  1.10 NON-DISPARAGEMENT. Subsequent to the date hereof, Executive agrees not to intentionally make to any customer, supplier, employee or business relation or affiliate of the Company or the general public any statement that materially disparages the Company, Thayer, Three Cities or their respective subsidiaries and Affiliates (including their respective officers, directors, shareholders and employees).

                  1.11 CONFIDENTIAL INFORMATION AND GOODWILL; INVENTIONS. Executive acknowledges and agrees that:

                           (a)      As a necessary function of Executive's
employment with the Company, Executive had access to and utilized Confidential Information which constitutes a valuable and essential asset of the Company's business.

                           (b)      The Confidential Information, observations
and data obtained by Executive during the course of his employment concerning the business and affairs of the Company are the property of the Company, including information concerning the acquisition opportunities in or reasonably related to the Business of which Executive became aware during his employment by the Company. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account any of the Confidential Information without the Board's written consent. Within ten (10) days following the date of this Agreement, Executive agrees to deliver to the Company all memoranda, notes, plans, records, reports and other documents (including copies thereof) relating to the Business or any other Confidential Information which is in the possession or control of Executive.




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                           (c)      Executive acknowledges that all inventions,
innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) developed by Executive during his employment by the Company which (i) directly or indirectly relate to the Company or its Affiliates or the Business, or (ii) resulted from any work performed by Executive while employed by the Company or its Affiliates belongs to the Company and its Affiliates and Executive represents and warrants that, except to the extent previously transmitted to the Company, no such inventions, innovations, developments, improvements, methods, designs, analyses, drawings, software, reports and all similar or related information (whether or not patented or patentable) exist.

                  1.12     NONCOMPETITION AND NONSOLICITATION.

                           (a)      Executive acknowledges that in the course of
his employment with the Company he has become familiar with the Company's and its Affiliates' trade secrets and with other Confidential Information concerning the Company and that his services were of special, unique and extraordinary value to the Company and its Affiliates. Therefore, Executive agrees that, until September 7, 2001 (the "Noncompete Period"), he shall not, without the Company's prior consent, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the Business of the Company and its Subsidiaries or any businesses with which the Executive has knowledge that the Company or its Subsidiaries has plans to engage in.

                           (b)      During the Noncompete Period and for a
period of twelve (12) months thereafter, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, vendor, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or to modify its business relationship with the Company in a manner adverse to the Company or any Subsidiary or in any way disparage the Company or its Subsidiaries to any such customer, supplier, vendor, licensee or business relation of the Company or any Subsidiary.

                           (c)      If, at the time of enforcement of Section
1.11 or 1.12 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach


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or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

                  1.13     DEFINITIONS.

                           (a)      "Affiliate" of any Person means any other
Person which directly or indirectly controls, is controlled by or is under common control with such Person.

                           (b)      "Board" means the Company's board of
directors or the board of directors or similar management body of any successor of the Company.

                           (c)      "Business" means any business that the
Company or its Subsidiaries now engages in, including without limitation the business of providing and distributing wholesale travel and vacation packages and other travel products.

                           (d)      "Competitive Activity" means any business or
activity of Executive or any third party that is the same as the Business or competitive with the Business.

                           (e)      "Confidential Information" means all
confidential information and trade secrets of the Company and its Affiliates including, without limitation, the following: the identity, written lists, or descriptions of any customers, vendors, referral sources or Organizations; financial statements, cost reports, or other financial information; contract proposals or bidding information; business plans; training and operations methods and manuals; personnel records; fee structures; and management systems, policies or procedures, including related forms and manuals. "Confidential Information" shall not include any information or knowledge which: (a) is in the public domain other than by Executive's breach of this Agreement or (b) is disclosed to Executive lawfully by a third party who is not under any obligation of confidentiality.

                           (f)      "Management Agreement" has the meaning set
forth in the first WHEREAS clause set forth above.

                           (g)      "Organization" means any organization that
has contracted with the Company for the performance of services in connection with the Business.

                           (h)      "Person" means an individual, a partnership,
a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.




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                           (i)      "Resignation Date" has the meaning set forth
in the third WHEREAS clause set forth above.

                           (j)      "Subsidiary" means any corporation of which
the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.



                                   ARTICLE II
                               GENERAL PROVISIONS

                  2.1 NOTICES. Any notice provided for in this Agreement must be in writing and must be delivered to the recipient at the address below indicated:

                           To the Company:

                                    c/o Global Vacation Group, Inc.
                                    1420 New York Avenue, Suite 525
                                    Washington, D.C.  20004
                                            Tel:     (202) 347-1800
                                            Fax:     (202) 347-0710
                                            Attn:    Larry Gilbertson, Esq.

                           With Copies to:

                                    Hogan & Hartson, L.L.P.
                                    555 Thirteenth Street, N.W.
                                    Washington, D.C. 20004
                                            Tel:     (202) 637-5771
                                            Fax:     (202) 637-5910
                                            Attn:    Christopher J. Hagan, Esq.

                           To the Executive:

                                    Roger Ballou
                                    1910 24th Street, N. W.
                                    Washington, D.C.  20008
                                    Fax:  (202) 518-5433


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given five (5) business days after mailing by first class mail, certified return receipt requested, one business day after delivery to a


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receipted courier for next business day delivery, or upon confirmed transmission by telex or facsimile.

                  2.2 SEVERABILITY. Except as provided in section 1.12(c), whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  2.3 COMPLETE AGREEMENT. This Agreement, the Management Agreement, and those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  2.4 COUNTERPARTS; FACSIMILE TRANSMISSION. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement. This Agreement may be executed and delivered by facsimile transmission.

                  2.5 DEFINED TERMS. Terms not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Management Agreement.

                  2.6 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns; provided, however, that this Agreement is fully-assignable by the Company but the rights, duties and obligations of the Executive under this Agreement shall not be assignable by the Executive without the Company's express prior written consent.

                  2.7 CHOICE OF LAW. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of New York.



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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    EXECUTIVE:


                                    -------------------------------------
                                    Roger H. Ballou


                                    GLOBAL VACATION GROUP, INC.


                                    By:
                                       -----------------------------
                                    Name:  Larry R. Gilbertson
                                    Title: Secretary


                                    THAYER EQUITY INVESTORS III, L.P.

                                    By: TC Equity Partners, LLC
                                    Its: General Partner

                                           By:
                                              -----------------------------
                                           Name:



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